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EXHIBIT 99.1


Contact:
Steven C. Pollema
eLoyalty Corporation
(847) 582-7100
ir@eloyalty.com


       ELOYALTY BOARD APPROVES CASH DIVIDEND FOR SERIES B PREFERRED STOCK
                 Company also comments on management transition


LAKE FOREST, IL, DECEMBER 15, 2004 -- The Board of Directors of eLoyalty Corporation, a leading management consulting, systems integration, and managed services company (Nasdaq: ELOY), declared a cash dividend of $0.1785 per share on its 7% Series B convertible preferred stock (Series B stock), payable on January 1, 2005 to record shareholders as of the close of business on December 15, 2004. This dividend represents the regular semi-annual dividend for the period from July 1, 2004 through December 31, 2004. The aggregate amount of this dividend payment will be approximately $741,000.

In addition, the company has accelerated its previously announced management transition. As a result, Steven C. Pollema will assume the position of Vice President, Operations and Chief Financial Officer effective December 17, 2004. Further, effective the same date, Christopher J. Danson will become Vice President, Delivery, assuming duties previously held by Mr. Pollema, and Robert
S. Wert will hold the office of Corporate Secretary, in addition to his duties as Vice President and General Counsel.


ABOUT ELOYALTY
eLoyalty is a leading management consulting, systems integration, and managed services company focused on optimizing customer interactions. With professionals in offices throughout North America and Europe, eLoyalty's broad range of enterprise Customer Relationship Management (CRM) related services and solutions include creating customer strategies; defining technical architectures; selecting, implementing and integrating best-of-breed CRM software applications; and providing ongoing support for multivendor systems. The combination of eLoyalty's methodologies and technical expertise enables eLoyalty to deliver the tangible economic benefits of customer loyalty for its Global 2000 and government clients. For more information about eLoyalty, visit www.eloyalty.com or call 877-2ELOYAL.


ASSUMPTIONS UNDERLYING FORWARD-LOOKING STATEMENTS AND FACTORS THAT MAY AFFECT FUTURE RESULTS

This news release contains forward-looking statements, including references to plans, strategies, objectives and anticipated future performance and other statements not strictly historical in nature, which are based on current management expectations, forecasts and assumptions. These forward- looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from those expressed or implied by the forward-looking statements. Such risks, uncertainties and other factors that might cause such a difference include, among others: the ability to attract new clients and continuation of existing and new business from existing clients; reliance on major clients and suppliers, increasing client concentration and maintenance of good relations with key business partners; risks involving the variability and predictability of the number, size, scope, cost and duration of, and revenues from, client engagements, including unanticipated deferrals or cancellations of engagements due to changes in customers' requirements or preferences for the company's services (because the company's business is relationship based, substantially all of the company's customers retain the right to defer or cancel the company's engagement, regardless of whether there is a written contract); management of other risks associated with increasingly complex client projects and new services offerings, including risks involving collection of billed amounts, shifts from time and materials to alternative or value-based pricing and variable employee utilization rates, project personnel costs and project requirements; maintenance of the company's reputation and financial strength to remain competitive; the company's ability to execute its strategy of reducing costs, achieving benefits from cost reduction activities and maintaining a lower cost structure; management of growth and expansion of business with new services offerings and into new markets; continued access to capital resources to meet eLoyalty's operating and financial needs; implementation of appropriate infrastructure in a timely and cost-effective manner; the ability to attract and retain highly skilled employees in a competitive information technology labor market; demand for CRM services and
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software generally and continuing intense competition in the information technology services industry generally and particularly in the provision of CRM services and software; the rapid pace of technological innovation in the information technology services industry and the ongoing challenge of creating innovative solutions that meet client expectations; risks associated with eLoyalty's global operations; future legislative, regulatory or legal actions affecting the information technology services industry or the protection of eLoyalty's intellectual property rights; the uncertain extent of the current economic recovery and its impact on eLoyalty's financial results; eLoyalty's ability to integrate acquired operations into its business in the manner anticipated; and other general business, capital market and economic conditions and volatility. For further information about these and other risks, see eLoyalty's recent SEC filings, including, without limitation, its most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as those identified under "Risk Factors" in the Registration Statement on Form S-3 filed on September 24, 2002.